                        Mortgage Loan Purchase Agreement
                        --------------------------------


          Mortgage Loan Purchase Agreement (the "Agreement"), dated as of
                                                 ---------
________ __, 1997, between [Standard Federal Bank](the "Seller") and ABN AMRO
                                                        ------
Mortgage Corp.(the "Purchaser").
                    ---------

          Subject to the terms and conditions of this Agreement, the Seller agrees from time to time to sell and the Purchaser agrees from time to time to purchase certain mortgage loans (the "Mortgage Loans") as described herein and
                                      --------------
as identified on the Mortgage Loan Schedule defined in Section 2 hereof [and the
                                                       ---------
Seller agrees to retain servicing of the Mortgage Loans in accordance with an agreement substantially in the form of the servicing agreement attached hereto as Exhibit E].
   ---------

          Now, therefore, in consideration of the premises and the mutual agreements set forth herein, the parties agree as follows:

     SECTION 1.  Purchase and Sale of the Mortgage Loans.
                 ---------------------------------------

     (a) Pursuant to the terms hereof and upon the satisfaction of the conditions set forth herein, the Seller agrees to sell and the Purchaser agrees to purchase, Mortgage Loans having the general characteristics set forth in this Agreement and specifically identified on the Mortgage Loan Schedule, for the Purchase Price set forth below in Section 3(a) hereof and having an aggregate
                                  ------------
principal balance on and as of the date of each Mortgage Loan Schedule (each such Date, a "Cut-Off Date") [of approximately $______________ after deduction
              ------------
of principal payments due on or before the Cut-Off Date (which amount may vary plus or minus __% thereof), or such other aggregate principal balance as agreed by the Purchaser and the Seller as evidenced by the actual aggregate principal balance of the Mortgage Loans accepted by the Purchaser on Closing Date (as defined below).]

     (b) Subject to mutual agreement between the Purchaser and the Seller, the closing for the purchase and sale of the Mortgage Loans shall take place no later than once a week (each such date, a "Closing Date") [on _________, 1997 (the "Closing Date") at the office of Purchaser's counsel in Chicago, Illinois or such other place as the parties shall agree].

     SECTION 2.  Mortgage Loan Schedule. Attached to this Agreement as Schedule
                 ----------------------
1 is a listing of the Mortgage Loans evidenced by promissory notes, mortgage notes or other evidence of indebtedness (the "Mortgage Notes") evidencing the
                                              --------------
indebtedness of an obligor (the "Mortgagor") under the mortgages, deeds of trust
                                 ---------
or other instruments securing a Mortgage Loan (the "Mortgages") to be purchased
                                                    ---------
by and delivered to the Purchaser on
each [the] Closing Date (as such may be amended prior to each [the] Closing Date by mutual agreement of the parties) (the "Mortgage Loan Schedule"). The
                                          ----------------------
"Mortgage Loan Schedule" as of the Closing Date shall refer to the Mortgage Loan Schedule as delivered on the Cut-off Date related to such Mortgage Loan Schedule by or on behalf of the Purchaser pursuant to the terms of this Agreement. The Mortgage Loan Schedule shall contain as to each Mortgage Loan listed thereon, at a minimum, the Mortgage Loan information indicated on Schedule 2 hereto.
                                                      ----------

     SECTION 3.  Purchase Price.
                 --------------

     (a) In exchange for the Mortgage Loans, on each [the] Closing Date, the Purchaser shall transfer to the Seller [by wire in immediately available funds] an amount equal to the purchase price (the "Purchase Price") equal to the
                                            --------------
Purchase Price defined on the Mortgage Loan Schedule plus the applicable accrued interest from the related Closing Date [or Cut-Off Date].

     (b) The Purchaser shall be entitled to all scheduled payments of principal and interest due with respect to the Mortgage Loans after the related Cut-Off Date, and all other recoveries of principal and interest collected after the related Cut-Off Date (other than in respect of principal and interest on the Mortgage Loans due on or before the Cut-Off Date). The Seller shall be entitled to all scheduled payments of principal and interest due with respect to the Mortgage Loans on or before the Cut-Off Date, and all other recoveries of principal and interest collected on or before the Cut-Off Date (other than in respect of principal and interest on the Mortgage Loans due after the Cut-Off
Date). The Principal Balance of each Mortgage Loan as of the Cut-Off Date is determined after deduction of payments of principal due on or before the Cut-Off Date whether or not collected. Therefore, payments of scheduled principal and interest prepaid for a date due following the Cut-Off Date shall not be deducted from the Principal Balance as of the Cut-Off Date but such prepaid amounts shall belong to and be promptly remitted to the Purchaser.

     SECTION 4.  Examination of Mortgage Files.
                 -----------------------------

     Prior to the Closing Date, the Seller will have made files for each Mortgage Loan, that consist at least of the documents listed on Schedule 3
                                                                ----------
attached hereto (with respect to each Mortgage Loan, a "Mortgage File", and collectively, the "Mortgage Files"), available to the Purchaser or its agents,
                   --------------
for examination at the Seller's offices or such other location as shall otherwise be agreed upon by the Purchaser and the Seller. The Purchaser may purchase all or part of the Mortgage Loans with or without conducting any partial or complete examination. The fact that the Purchaser or its agents have conducted or have failed to conduct any partial or complete examination of the Mortgage Files shall not affect the Purchaser's rights under this Agreement, including, but not limited to, the rights to demand repurchase, substitution or other relief as provided in this Agreement.

     SECTION 5.  Transfer of Mortgage Loans; Possession of Mortgage Files.
                 --------------------------------------------------------

     (a) On each [the] Closing Date, subject to the satisfaction of the terms and conditions hereof the Seller shall sell, transfer, assign, set over and otherwise convey to the Purchaser, without recourse, but subject to the terms of this Agreement, all right, title and interest of the Seller in and to the Mortgage Loans and all proceeds thereof, wherever located, including without limitation, all amounts in respect of principal and interest received or receivable with respect to Mortgage Loan payments due after the Cut-Off Date (and including scheduled payments of principal and interest due after the Cut-Off Date but received by the Seller on or before the Cut-Off Date, but not including payments of principal and interest due on the Mortgage Loans on or before the Cut-Off Date), together with the proceeds of any related mortgage insurance policies. Such transfer shall be made directly to the Purchaser in accordance with the letter delivered to the Seller by the Purchaser attached hereto as Exhibit A (the "Instruction Letter"). The Seller's records will
          ---------       ------------------
accurately reflect the sale of each Mortgage Loan to the Purchaser.

     (b) The ownership of each Mortgage Loan and the related Mortgage Note, the Mortgage and the contents of the related Mortgage File shall be, upon satisfaction of subsection 5(a) hereof, vested in the Purchaser and the
                ---------------
ownership of all records and documents with respect to such Mortgage Loan prepared by or which come into the possession of the Seller shall immediately vest in the Purchaser and shall be retained and maintained by the Seller at the will and for the benefit of the Purchaser in a custodial capacity only. The Seller shall deliver to the Purchaser or its agent in accordance with the instructions set forth in Exhibit A, simultaneously with the execution and
                          ---------
delivery of this Agreement or prior to the Closing Date, all of the documents pertaining to each Mortgage Loan.

     (c) The transfer of the Mortgage Loans as described herein shall be absolute and is intended by the parties to be a sale. In the event that a court deems the conveyance set forth herein not to constitute a sale, the Seller shall have granted to the Purchaser a first priority security interest in the Mortgage Loans and in the proceeds thereof of any kind or nature whatsoever, and in the proceeds of any related insurance policies, subject to the satisfaction or waiver of the conditions set forth in Section 11 hereof, and shall take all steps necessary prior to the
             ----------
Closing Date to perfect such security interest in the Purchaser.

     SECTION 6.  Books and Records.
                 -----------------

     On each [the] Closing Date, following the sale of the Mortgage Loans to the Purchaser, title to each Mortgage and the related Mortgage Note shall be transferred to the Purchaser or its assignee in accordance with this Agreement. All rights arising out of the Mortgage Loans after the Cut-Off Date including, but not limited to, any and all funds received on or in connection with a Mortgage Loan and due after the Cut-Off Date shall be received and held by the Seller in a custodial capacity for the benefit of the Purchaser or its assignee as the owner of the Mortgage Loans in accordance herewith.

     SECTION 7.  Further Actions; Financing Statements.
                 -------------------------------------

     (a) In furtherance of the provisions of Section 5(c) hereof, the Seller
                                             ------------
agrees to take or cause to be taken such further actions to execute, deliver and file or cause to be executed, delivered and filed, such further documents and instruments (including, without limitation, any UCC financing statements) as may be necessary, or as the Purchaser may reasonably request, in order to perfect and maintain the security interest created pursuant to said section and to otherwise fully effectuate the purposes, terms and conditions of this Agreement, and the Purchaser shall cooperate in any such action.

     (b) The Seller shall: (i) promptly execute, deliver, and file any financing statements, amendments, continuation statements, assignments, certificates and other documents with respect to such security interest as may be necessary to enable the Purchaser to perfect or to maintain the perfection of such security interest, each in form and substance satisfactory to the Purchaser; and the Seller hereby grants to the Purchaser, subject to the satisfaction or waiver of the conditions set forth in Section 11 hereof, the right, at the Purchaser's
                            ----------
option, to file any or all such financing statements, amendments, continuation statements, assignments, certificates and other documents pursuant to the UCC and otherwise without its signature and hereby irrevocably appoints the Purchaser, subject to the satisfaction or waiver of the conditions set forth in
Section 11 hereof, as its attorney-in-fact to execute, deliver and file any such
----------
financing statements, amendments, continuation statements, assignments, certificates and other documents in the Seller's name and to perform all other acts which the Purchaser deems appropriate to perfect or to maintain the perfection of the security interest; and (ii) notify the Purchaser within five
(5) days after the occurrence of any of the following: (A) any change in the Seller's corporate name or any trade name; (B) any change in the Seller's location of its chief executive office or principal place of business; and (C) any merger or consolidation or other change in Seller's identity or material change in its corporate structure.

     SECTION 8.  Representations, Warranties and Agreements of Seller.
                 ----------------------------------------------------

     (a) The Seller hereby represents and warrants to the Purchaser as of each [the] Closing Date (or such other date as is specified in the related representation or warranty) as follows:

          (i)    The Seller has been duly created and is validly existing as a
     [corporation] under the laws of the State of [      ];

          (ii) The execution and delivery of this Agreement by the Seller and its performance of and compliance with the terms of this Agreement will not violate the Seller's corporate charter or by-laws or will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other material agreement or instrument to which the Seller is a party or by which the Seller or to which any of the property or assets of the Seller is subject;

          (iii) This Agreement, assuming due authorization, execution and delivery by the Purchaser, constitutes a valid and legally binding obligation of the Seller, enforceable against the Seller in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other similar laws of general applicability relating to or affecting creditors' rights and to general equity principles, regardless of whether such enforcement is considered in a proceeding in equity or at law;

          (iv) The Seller is not in default with respect to any order or decree of any court or any order, regulation or demand of any federal, state, municipal or governmental agency, which the Seller default might have consequences that would materially and adversely affect the condition (financial or other) or operations of the Seller or its properties or might have consequences that would affect its performance hereunder;

          (v) No litigation is pending or, to the best of the Seller's knowledge, threatened against the Seller which would prohibit its entering into this Agreement or performing its obligations under this Agreement;

          (vi) The Seller is an approved conventional seller/servicer for FNMA or FHLMC in good standing;

          (vii) The consummation of the transactions contemplated by this Agreement are in the ordinary course of business of the Seller, and the transfer, assignment and conveyance of the Mortgage Notes and the Mortgages by the Seller pursuant to this Agreement is not subject to the bulk transfer or any similar statutory provisions in effect in the State of Illinois;

          (viii) With respect to each Mortgage Loan:

                 (a) that the information set forth in the Mortgage Loan Schedule appearing as an exhibit to this Agreement is true and correct in all material respects at the date or dates respecting which such information is furnished as specified therein;

                 (b) the Seller is the sole owner and holder of each Mortgage Loan free and clear of all liens, pledges, charges or security interests of any nature and has full right and authority, subject to no interest or participation of, or agreement with, any other party, to sell and assign the same;

                 (c) no payment of principal of or interest on or in respect of any Mortgage Loan is [30] days or more past due from the Due Date of such Mortgage Loan;

                 (d) as of the date of the transfer of the Mortgage Loans to the Purchaser, there is no valid offset, defense or counterclaim to any Mortgage Note or Mortgage;

                 (e) there is no proceeding pending or threatened for the total or partial condemnation of any of the real property, together with any improvements thereto, securing the indebtedness of the Mortgagor under the related Mortgage Loan (the "Mortgaged Property") and the Mortgaged Property is free of material damage and is in good repair and neither the Mortgaged Property nor any improvement located on or being part of the Mortgaged Property is in violation of any applicable zoning law or regulation;

                 (f) that each Mortgage Loan complies in all material respects with applicable state or federal laws, regulations and other requirements, pertaining to usury, equal credit opportunity and disclosure laws, and each Mortgage Loan was not usurious at the time of origination;

                    (g) all taxes, governmental assessments and insurance premiums previously due and owing with respect to the Mortgaged Property have been paid;

                    (h) that each Mortgage Note and the related Mortgage are genuine and each is the legal, valid and binding obligation of the maker thereof, enforceable in accordance with its terms except as such enforcement may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and by general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law); all parties to the Mortgage Note and the Mortgage had legal capacity to execute the Mortgage Note and the Mortgage; and each Mortgage Note and Mortgage have been duly and properly executed by the Mortgagor;

                    (i) that each Mortgage is a valid and enforceable first lien on the property securing the related Mortgage Note, and that each Mortgage Loan is covered by an ALTA mortgagee title insurance policy or other form of policy or insurance generally acceptable to FNMA or FHLMC, issued by, and is a valid and binding obligation of, a title insurer acceptable to FNMA or FHLMC insuring the originator, its successor and assigns, as to the lien of the Mortgage in the original principal amount of the Mortgage Loan subject only to (a) the lien of current real property taxes and assessments not yet due and payable,
          (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the date of recording of such Mortgage acceptable to mortgage lending institutions in the area in which the Mortgaged Property is located or specifically referred to in the appraisal performed in connection with the origination of the related Mortgage Loan and (c) such other matters to which like properties are commonly subject which do not individually, or in the aggregate, materially interfere with the benefits of the security intended to be provided by the Mortgage;

                    (j) neither the Seller nor any prior holder of any Mortgage has, except as the Mortgage File may reflect, modified the Mortgage in any material respect; satisfied, cancelled or subordinated such Mortgage in whole or in part; released such Mortgaged Property in whole or in part from the lien of the Mortgage; or executed any instrument of release, cancellation, modification or satisfaction;

                    (k) that each Mortgaged Property consists of a fee simple estate, a leasehold estate condominium form of ownership in real property or a share interest in a cooperative corporation in the case of a Co-op Loan;

                    (l) [no more than __% of the Mortgage Loans consist of [Mortgage Loans with [Limited Mortgage Documentation];]

                    (m) [no more than __% of the Mortgage Loans consist of [Buy-down Mortgage Loans;]

                    (n) [no more than __% of the Mortgage Loans consist of Mortgage Loans that accrue Deferred Interest;]

                    (o) the condominium projects that include the condominiums that are the subject of any condominium loan or Co-op Loan are generally acceptable to FNMA or FHLMC;

                    (p) no foreclosure action is threatened or has been commenced (except for the filing of any notice of default) with respect to the Mortgage Loan; and except for payment delinquencies not in excess of [__] days, there is no default, breach, violation or event of acceleration existing under the Mortgage or the related Mortgage Note and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration; and the Depositor has not waived any default, breach, violation or event of acceleration;

                    (q) each Mortgage Loan which can be converted from an adjustable rate Mortgage Loan to a fixed rate Mortgage Loan gives the Mortgagor the right at one or more times during the term of such Mortgage Loan to elect to convert from one interest rate to another. In the event of a conversion, the new rate of interest is determined pursuant to the terms of the Mortgage Loan itself, which terms are intended to approximate a market rate of interest for newly originated mortgages at the time of conversion;

                    (r) that each Mortgage Loan is in one of the forms contained in Exhibit __ and each provision of the Mortgage Note, including, without limitation, the interest rate and payment amount adjustments of the Mortgage Note, are in conformity with and are being serviced in conformity with Exhibit __;

                    (s) that based upon a representation by each Mortgagor at the time of origination or assumption of the applicable Mortgage Loan, ____% of the Mortgage Loans measured by Principal Balance were to be secured by a primary, owner-occupied residence and no more than ____% of the Mortgage Loans measured by Principal Balance secured by non-owner-occupied residences;

                    (t) that an appraisal of each Mortgaged Property was conducted at the time of origination of the related Mortgage Loan, and that each such appraisal was conducted in accordance with FNMA or FHLMC criteria, on FNMA or FHLMC forms and comparables on at least three properties were obtained;

                    (u) that no Mortgage Loan had a Loan-to-Value Ratio at origination in excess of 125%;

                    (v) the Mortgage Loans were not selected in a manner to adversely affect the interests of the Purchaser and the Seller knows of no conditions which reasonably would cause it to expect any Mortgage Loan to become delinquent or otherwise lose value;

                    (w) each Mortgage Loan was either (A) originated directly by or closed in the name of either: (i) a savings and loan association, savings bank, commercial bank, credit union, insurance company, or similar institution which is supervised and examined by a federal or state authority or (ii) a mortgagee approved by the Secretary of Housing and Urban Development pursuant to Sections 203 and 211 of the National Housing Act or (B) originated or underwritten by an entity employing underwriting standards consistent with the underwriting standards of an institution as described in subclause (A)(i) or
          (A)(ii) above; and

                    (x) [each Mortgage Loan is a "qualified mortgage" within the meaning of Section 860G of the Internal Revenue Code of 1986.]

          It is understood and agreed that the representations and warranties set forth in this

     Section 8 shall survive the sale of the Mortgage Loans to the Purchaser and
     ---------
     shall inure to the benefit of the Purchaser, notwithstanding any restrictive or qualified endorsement on any Mortgage Note or Assignment of Mortgage or the examination of any Mortgage File.

          Upon discovery by either the Seller, the Purchaser or its designees of a breach of any of the foregoing representations or warranties of the Seller which materially and adversely affects (1) the value of any of the Mortgage Loans actually delivered or (2) the interests of the Purchaser therein, the party discovering such breach shall give prompt written notice to the other. Within [thirty] [30] days of its discovery or its receipt of notice of any such breach of a representation or warranty, the Seller shall, with respect to the Mortgage Loan(s) to which such breach relates,
     (i) cure such breach in all material respects (except for a breach of that portion of the representation and warranty relating to any casualty from the presence of hazardous waste or hazardous substances), (ii) repurchase such Mortgage Loan or Mortgage Loans (or any property acquired in respect thereof) from the Purchaser at the Purchase Price, or (iii) within the [thirty] [30]-day period following the Closing Date substitute another mortgage loan for such Mortgage Loan. Such substitute mortgage loan shall on the date of substitution, (i) have a principal balance not in excess of the principal balance of the defective Mortgage Loan, (ii) be accruing interest at a rate of interest at least equal to that of the defected Mortgage Loan, (iii) have a remaining term to stated maturity not greater than, and not more than two years less than, that of the Mortgage Loan so substituted, (iv) have an original loan-to-value ratio not higher than that of the Mortgage Loan so substituted current loan-to-value ratio not higher than ___%, and (v) comply with all the representations and warranties relating to Mortgage Loans set forth herein, as of the date of substitution (such mortgage loan being referred to herein as a "Qualifying Substitute
                                                        ---------------------
     Mortgage Loan")]. Except as set forth in Section 13 hereof, it is
     -------------                            ----------
     understood and agreed that the obligations of the Seller set forth in this
     Section 8 to cure, substitute for or repurchase a defective Mortgage Loan
     ---------
     constitute the sole remedies of the Purchaser respecting a breach of the foregoing representations and warranties.

          The Purchaser, upon receipt by it of the full amount of the Purchase Price for a Mortgage Loan that is substituted, or upon receipt of the Mortgage File for a Qualifying Substitute Mortgage Loan for a Mortgage Loan that is substituted, shall release or cause to be released and reassign to the Seller the related Mortgage File for the Mortgage Loan that is substituted and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, representation, or warranty, as shall be necessary to vest in the Seller or its designee or assignee title to any such substituted Mortgage Loan released pursuant hereto, free and clear of all security interests, liens and other encumbrances created by this Agreement, which instruments shall be prepared by the Seller at its expense and shall be reasonably acceptable to the Purchaser, and the Purchaser shall have no further responsibility with respect to the Mortgage File relating to such Mortgage Loan that is substituted.

          Any cause of action against the Seller or relating to or arising out of the breach of any representations and warranties made in this Section 8
                                                                      ---------
     shall accrue as to any Mortgage Loan upon (i) discovery of such breach by the Purchaser or notice thereof by the Seller to the Purchaser, (ii) failure by the Seller to cure such breach, repurchase such Mortgage Loan or substitute a Qualifying Substitute Mortgage Loan as specified above, and
     (iii) demand upon the Seller by the Purchaser for all amounts payable in respect of such Mortgage Loan.

     SECTION 9.  Representations, Warranties and Agreements of Purchaser.
                 -------------------------------------------------------

     (a) The Purchaser hereby represents and warrants to the Seller, as of the date hereof (or such other date as is specified in the related representation or warranty) as follows:

         (i) The Purchaser is a [corporation] duly formed and validly existing under the laws of the State of Delaware;

         (ii) The execution and delivery of this Agreement by the Purchaser and its performance of and compliance with the terms of this Agreement will not violate the Purchaser's corporate charter or by-laws or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material contract, agreement or other instrument to which the Seller is a party or which may be applicable to the Seller or any of its assets;

         (iii) This Agreement, assuming due authorization, execution and delivery by the Seller, constitutes a valid, legal and binding obligation of the Purchaser, enforceable against it in accordance with the terms hereof subject to applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally and to general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law;

          (iv) The Purchaser is not in default with respect to any order or decree of any court or any order, regulation or demand of any federal, state, municipal or governmental agency, which default might have consequences that would materially and adversely affect the condition (financial or other) or operations of the Purchaser or its properties or might have consequences that would affect its performance hereunder; and

          (v) No litigation is pending or, to the best of the Purchaser's knowledge, threatened against the Purchaser which would prohibit its entering into this Agreement or performing its obligations under this Agreement;


          SECTION 10.  Purchaser's Conditions to Closing. The obligations of the
                       ---------------------------------
Purchaser under this Agreement shall be subject to the satisfaction, on or prior to the Closing Date, of the following conditions:

          (a) The obligations of the Seller required to be performed by it on or prior to the Closing Date pursuant to the terms of this Agreement shall have been duly performed and complied with and all of the representations and warranties of the Seller under this Agreement shall be true and correct as of the date hereof and as of the Closing Date, and no event shall have occurred which, with notice or the passage of time, or both, would constitute a default under this Agreement, and the Purchaser shall have received a certificate to that effect signed by an Authorized Officer (as defined below) of the Seller.

          (b) The Purchaser shall have received, or the Purchaser's attorney shall have received in escrow, all of the following closing documents, in such forms as are agreed upon and acceptable to the Purchaser, duly executed by all signatories other than the Purchaser, as required pursuant to the respective terms thereof:

               (i) An assignment or assignments of each Mortgage Loan to the Purchaser substantially in the form attached hereto as Exhibit B with
                                                                 ---------
          such changes as are required to adapt the assignment to the proper form in the jurisdiction where the related Mortgage Property is located, and each original Mortgage Note, duly endorsed originally or by facsimile, without recourse, to the Purchaser, in each case in accordance with the instructions set forth in Exhibit A attached
                                                        ---------
          hereto, which assignment or assignments and Mortgage Note shall be delivered to and held by the Purchaser or its agent on behalf of the Purchaser;

               (ii) The Mortgage Loan Schedule prepared by Purchaser dated as of the related Closing Date and attached hereto;

               (iii) A certificate signed by an officer, which officer may be either a vice president, an assistant vice president or assistant secretary (an "Authorized Officer"), dated as of the Closing Date,
                         ------------------
          substantially in the form attached hereto as Exhibit C to the parties
                                                       ---------
          hereto, and attached thereto the resolutions of the Seller authorizing the transactions contemplated by this Agreement, together with copies of the charter, by-laws and a Good Standing Certificate as of a recent date with respect to the Seller;

               (iv) An opinion of Seller's counsel in substantially the form attached hereto as Exhibit D-1 and D-2;
                             -----------     ---

               (v) A security release certification, in a form acceptable to the Purchaser, executed by the appropriate mortgagee or secured party, if any of the Mortgage Loans have at any time been subject to any security interest, pledge or hypothecation for the benefit of such person[; and]

               (vi) A certificate or other evidence of merger or change of name, signed or stamped by the applicable regulatory authority, if any of the Mortgage Loans were acquired by the Seller by merger or acquired or originated by the Seller while conducting business under a name other than its present name; and

               (vii) A servicing agreement substantially in the form attached hereto as Exhibit E executed by the Seller;
                    ---------

          (c) The Seller will furnish to the Purchaser such other certificates of its officers or others and such other documents to evidence fulfillment of the conditions set forth in this Agreement as the Purchaser and its attorney may reasonably request.

          SECTION 11.  Seller's Conditions to Closing. The obligations of the
                       ------------------------------
Seller under this Agreement shall be subject to the satisfaction, on or prior to the Closing Date, of the following conditions:

          (a) The obligations of the Purchaser required to be performed by it on or prior to the Closing Date pursuant to the terms of this Agreement shall have been duly performed and complied with and all of the representations and warranties of the Purchaser under this Agreement shall be true and correct as of the date hereof and as of the Closing Date, and no event shall have occurred which, with notice or the passage of time, or both, would constitute a default under this Agreement, and the Seller shall have received a certificate to that effect signed by an Authorized Officer of the Seller.

          (b) The Seller shall have received, or the Seller's attorney shall have received in escrow, all of the following closing documents, in such forms as are agreed upon and acceptable to the Seller, duly executed by all signatories other than the Seller as required pursuant to the respective terms thereof:

               (i) A certificate signed by an Authorized Officer dated as of the Closing Date, in the form acceptable to the parties hereto, and attached thereto the resolutions of the Purchaser authorizing the transactions contemplated by this Agreement, together with copies of the Articles of Association and by-laws as of a recent date with respect to the Purchaser;

               (ii) An opinion of Purchaser's counsel in a form acceptable to the parties hereto;

          (c) The Purchaser will furnish to the Seller such other certificates of its officers or others and such other documents to evidence fulfillment of the conditions set forth in this Agreement as the Seller and its attorney may reasonably request.

          SECTION 12.  Indemnification.
                       ---------------

          (a) The Seller agrees to indemnify and hold harmless the Purchaser against any and all losses, claims, expenses, damages or liabilities to which Purchaser may become subject, insofar as such losses, claims, expenses, damages or liabilities (or actions in respect thereof) arise out of or are based upon any representation or warranty made by the Seller in Section 8 hereof on which
                                                     ---------
Purchaser has relied, being, or alleged to be, untrue or incorrect. This indemnity will be in addition to any liability which the Seller may otherwise have.

          (b) The Purchaser agrees to indemnify and hold harmless the Seller solely in its capacity as seller of the Mortgage Loans against any and all losses, claims, expenses, damages or liabilities to which the Seller may become subject, insofar as such losses, claims, expenses, damages or liabilities (or actions in respect thereof) arise out of or are based upon any representation or warranty made by the Purchaser in Section 9 hereof on which the Seller has
                                  ---------
relied, being, or alleged to be, untrue or incorrect (notwithstanding the Purchaser's lack of knowledge with respect to the substance of any representation or warranty to which Section 9 applies which is made to the best
                                    ---------
of the Purchaser's knowledge). This indemnity will be in addition to any liability which the Purchaser may otherwise have.

          (c) Promptly after receipt by either the Purchasers or the Seller of notice of the commencement of any action or proceeding in any way relating to or arising from this Agreement, such party will notify the other party of the commencement thereof; but the omission so to notify the party from whom indemnification is sought (the "Indemnifying Party") will not relieve the
                                ------------------
Indemnifying Party from any liability which it may have to the party seeking indemnification (the "Indemnified Party") except to the extent that the
                      -----------------
Indemnifying Party is adversely affected by the lack of notice. In case any such action is brought against the Indemnified Party, and it notifies the Indemnifying Party of the commencement thereof, the Indemnifying Party will be entitled to participate in the defense (with the consent of the Indemnified Party which shall not be unreasonably withheld) of such action at the Indemnifying Party's expense.

          SECTION 13.  Notices. All demands, notices and communications
                       -------
hereunder shall be in writing and shall be deemed to have been duly given if mailed, by registered or certified mail, return receipt requested, or, if by other means, when received by the other party. Notices to the Seller shall be directed to _____________________, ______________________,
________________________, Attention: _______________, _____________________ with a copy to the general counsel of the Seller of the same address; and notices to the Purchaser shall be directed to ABN AMRO Mortgage Corporation, 181 West Madison Street, Suite 3250, Chicago, Illinois 60602, Attention: Maria Fregosi - Director - ABN AMRO Mortgage Operations; or such other addresses as may hereafter be furnished to the other party by like notice.

          SECTION 14.  Termination. This Agreement may be terminated (i) by the
                       -----------
mutual consent of the parties hereto, or (ii) by the Purchaser if the conditions to the Purchaser's obligations to closing set forth under Section 10 hereof are
                                                          ----------
not
fulfilled as and when required to be fulfilled or (iii) by the Seller if the Purchaser's obligations under Section 11 hereof are not fulfilled as and when
                              ----------
required.  In the event of a termination pursuant to Section 14(ii), the Seller
                                                     --------------
agrees that it will pay the out-of-pocket fees and expenses of the Purchaser in connection with the transactions contemplated by this Agreement and in the event of a termination pursuant to Section 14(iii), the Purchaser agrees that it will
                             ---------------
pay the out-of-pocket fees and expenses of the Seller in connection with the transactions contemplated by this Agreement.

          SECTION 15.  Representations, Warranties and Agreements to Survive
                       -----------------------------------------------------
Delivery. All representations, warranties and agreements contained in this
--------
Agreement, or in certificates of officers of the Seller and the Purchaser submitted pursuant hereto, shall remain operative and in full force and effect and shall survive transfer and sale of the Mortgage Loans to the Purchaser.

          SECTION 16.  Severability. If any provision of this Agreement shall be
                       ------------
prohibited or invalid under applicable law, the Agreement shall be ineffective only to such extent, without invalidating the remainder of this Agreement.

          SECTION 17.  Counterparts. This Agreement may be executed in any
                       ------------
number of counterparts, each of which shall be an original, but both of which together shall constitute one and the same agreement.

          SECTION 18.  Governing Law. This Agreement shall be deemed to have
                       -------------
been made in the State of Illinois and shall be interpreted in accordance with the laws of such state without regard to the principles of conflicts of law of such state.

          SECTION 19.  Further Assurances. The Seller and the Purchaser agree to
                       ------------------
execute and deliver such instruments and take such actions as the other party may, from time to time, reasonably request in order to effectuate the purpose and to carry out the terms of this Agreement.

          SECTION 20.  Successors and Assigns. This Agreement shall be binding
                       ----------------------
upon and inure to the benefit of and be enforceable by the Seller and the Purchaser and their permitted successors and assigns. The Seller acknowledges and agrees that the Purchaser may assign its rights under this Agreement. Any person into which the Seller may be merged or consolidated (or any person resulting from any merger or consolidation involving the Seller), or any person succeeding to the business of the Seller shall be considered the "successor" of the Seller hereunder. Except as provided in the two preceding sentences, this Agreement cannot be assigned, pledged or hypothecated by any party hereto without the written consent of the other party to this Agreement. Notwithstanding anything to the contrary in this Section 20, the parties hereto
                                                 ----------
agree that the Purchaser has the right to assign its rights and interest in, to and under Section 8 hereof.
          ---------

          SECTION 21.  Amendments. No term or provision of this Agreement may be
                       ----------
waived or modified unless such waiver or modification is in writing and signed by a duly authorized officer of the party against whom such waiver or modification is sought to be enforced.

          IN WITNESS WHEREOF, the Seller and the Purchaser have caused their names to be signed hereto by their respective duly authorized officers as of the date first above written.


                              [Seller Name],
                              as Seller

                              By:___________________________
                              Name:_________________________
                              Title:________________________


                              ABN AMRO Mortgage Corporation,
                              as Purchaser

                              By:___________________________
                              Name:_________________________
                              Title:________________________

                                   SCHEDULE 1

                             MORTGAGE LOAN SCHEDULE
                             ----------------------

                                   SCHEDULE 2

                       MORTGAGE LOAN SCHEDULE INFORMATION
                       ----------------------------------


          Each Mortgage Loan shall be identified by at least the following details, among others, relating to each Mortgage Loan:

       (i)     the loan number of the Mortgage Loan and name of the related
Mortgagor;

       (ii)    the street address of the Mortgaged Property;

       (iii)   the initial mortgage rate;

       (v)     the original term and maturity date of the related Mortgage Note;

       (vi)    the original principal balance;

       (vii)   the first payment date;

       (viii)  the monthly payment in effect as of the Cut-Off Date;

       (ix)    the date of the last paid installment of interest;

       (x)     the unpaid principal balance as of the Cut-Off Date;

       (xi)    the loan-to-value ratio at origination and as of the Cut-Off
               Date;

       (xii)   the type of property;

       (xiii)  the nature of occupancy at origination;

       (xiv)   the county in which Mortgaged Property is located;

       (xv)    the Purchase Price of the Mortgage Loan;

       (xvi)   the documentation type of the loan; and

       (xvii)  the Closing Date.

                                   SCHEDULE 3

                           MORTGAGE FILE INFORMATION
                           -------------------------


              Each Mortgage File shall include at least the following documents, among others, with respect to each Mortgage Loan transferred and assigned from the Seller to the Purchaser, or its agent:

       (i)    the original Mortgage Loan Schedule;

       (ii) the original Mortgage Note bearing all intervening endorsements endorsed, "Pay to the order of ABN AMRO Mortgage Corporation, 181 West Madison Street, Suite 3250, Chicago, Illinois 60602, without recourse" and signed in the name of the Seller by an Authorized Officer showing an unbroken chain of title from the originator thereof to the person endorsing;

       (iii) the original Mortgage with evidence of recording thereon, and if the Mortgage was executed pursuant to a power of attorney, a certified true copy of the power of attorney certified by the recorder's office, with evidence of recording thereon, or certified by a title insurance company or escrow company to be a true copy thereof; provided that if such original Mortgage or
                                 --------
              power of attorney cannot be delivered with evidence of recording thereon on or prior to the Closing Date because of a delay caused by the public recording office where such original Mortgage has been delivered for recordation or because such original Mortgage has been lost, the Seller shall deliver or cause to be delivered to the Purchaser a true and correct copy of such Mortgage, together with (a) in the case of a delay caused by the public recording office, a certificate signed by an Authorized Officer of the Seller stating that such original Mortgage has been dispatched to the appropriate public recording official for recordation or
              (b) in the case of an original Mortgage that has been lost, a certificate by the appropriate county recording office where such Mortgage is recorded or from a title insurance company or escrow company indicating that such original was lost and the copy of the original mortgage is a true and correct copy;

       (iv) the originals of any and all instruments that modify the terms and conditions of the Mortgage Note, including but not limited to modification, consolidation, extension and assumption agreements including any adjustable rate mortgage (ARM) rider, if any;

       (v) the originals of all required intervening assignments, if any with evidence of recording thereon, and if such Assignment was executed pursuant to a power of attorney, a certified true copy of the power of attorney certified by the recorder's office, with evidence of recording thereon, or certified by a title insurance company or escrow company to be a true copy thereof; provided that
                                                                   --------
              if such original Assignment or power of attorney cannot be delivered with evidence of recording thereon on or prior to the Closing Date because of a delay caused by the public recording office where such original Assignment has been delivered for recordation or because such original Assignment has been lost, the Seller shall deliver or cause to be delivered to the Purchaser a true and correct copy of such Assignment, together with (a) in the case of a delay caused by the public recording office, a certificate signed by an Authorized Officer of the Seller stating that such original Assignment has been dispatched to the appropriate public recording official for recordation or (b) in the case of an original Assignment that has been lost, a certificate by the appropriate county recording office where such Assignment is recorded or from a title insurance company or escrow company indicating that such original was lost and the copy of the original assignment is a true and correct copy;

       (vi) the original mortgage policy of title insurance (including, if applicable, the endorsement relating to the negative amortization of the Mortgage Loans) or in the event such original title policy is unavailable, [any one of an original title binder, an original preliminary title report or] an original title commitment or a copy thereof certified by the title company with the original policy of title insurance to follow within 180 days of the Closing Date;

       (vii) the original mortgage insurance certificate for conventional and FHA Mortgages, and the original loan guaranty certificate for VA Mortgages, if any;

       (viii) hazard insurance certificates and copies of the Hazard Insurance Policy and, if applicable, flood insurance policy; and

       (ix) any and all other documents, opinions and certificates executed and/or delivered by the related Mortgagor and/or its counsel in connection with the origination of such Mortgage Loan specifically including the [Mortgage Loan Commitment, Regulation 7 Truth-in-Lending Statement and other legal statements, Appraisal and Survey].

                                   EXHIBIT A
                                   ---------

                               INSTRUCTION LETTER

                         ABN AMRO Mortgage Corporation
                      181 West Madison Street, Suite 3250
                            Chicago, Illinois 60602


                                                               ________ __, 1997


___________________________
___________________________
___________________________

Dear Ladies and Gentleman:

     Pursuant to the Mortgage Loan Purchase Agreement dated as of _________ __, 1997(the "Purchase Agreement") between you and us, we have agreed to purchase
          ------------------
from you certain Mortgage Loans. All capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Purchase Agreement.

     In order to facilitate these transactions, and for the purpose of convenience only, we hereby authorize and direct you to:

Action                                         Due Date

1.  Endorse mortgage notes to:                 one week prior to funding
    "Pay to the order of
     ABN AMRO Mortgage Corporation
     181 West Madison Street,
     Suite 3250
     Chicago, IL 60602,
     without recourse"

2.  Assign mortgages in                        one week prior to funding
     recordable form to:
     "ABN AMRO Mortgage Corporation
     181 West Madison Street,
     Suite 3250
     Chicago, IL 60602"

3.  Deliver to the Purchaser or its            two business days after funding
    agent all Mortgage Loan documents
    pertaining to each loan

4.  Deliver to the Purchaser's servicer        one week prior to Servicing
    all Mortgage Loan servicing                transfer date
    documents pertaining to each loan

5.  Provide lost mortgage note                 one week prior to funding
    affidavits, certified copies of all
    missing mortgages, and certified
    recorded copies of missing
    intervening assignments

6.  Mortgage Loan Schedule generated by        one day prior to funding
    Purchaser and agreed to by Seller


                              Sincerely,

                              ABN AMRO Mortgage Corporation


                              By:  ______________________________
                              Name:______________________________
                              Title:_____________________________

                                   EXHIBIT B
                                   ---------


                                   ASSIGNMENT
                                   ----------


     __________________________, ________________________ [INSERT IDENTIFYING
DESCRIPTION] (the "Seller"), in exchange for $__________ in hand paid and other
                   ------
good and valuable consideration, hereby grants, bargains, sells, assigns, transfers, conveys, and sets over to ABN AMRO Mortgage Corporation, a Delaware corporation (the "Purchaser"), all of the Seller's right, title, and interest
                  ---------
in, to, and under the mortgage loans listed on Schedule 1 attached hereto, the
                                               ----------
mortgage notes evidencing or relating to such mortgage loans, all mortgages, trust deeds, title insurance policies, property insurance polices, chattel paper, loan guaranties, loan accounts, surveys, instruments, certificates, and other documents whatsoever evidencing or relating to such mortgage notes and mortgage loans, and all books, ledgers, books of account, records, writings, data bases, information, and computer software (and all documentation therefor or relating thereto, and all licenses relating to or covering such computer software and/or documentation), and all other property, rights, title, and interests whatsoever relating to, used, or useful in connection with, or evidencing, embodying, incorporating, or referring to, any of the foregoing (the "Mortgages"). The Seller warrants to the Purchaser that the Seller is the owner
 ---------
of the Mortgages, subject to no liens, claims, or encumbrances.

Dated:  _____________, 1997   [SELLER NAME]


                              By:_____________________________
                                 Title:_______________________


ACKNOWLEDGED ON _________, 1997

ABN AMRO Mortgage Corporation


By:___________________________
   Title:_____________________

STATE OF ____________    )
                         )
COUNTY OF ___________    )

     I, ______________, a Notary Public in and for the said County and State, do hereby certify that ____________, personally known to me to be the same person whose name is subscribed to the foregoing instrument as _______________ of __________________, appeared before me this day in person and, being first sworn, acknowledged that he signed and delivered the said instrument as his own free and voluntary act, and as the free and voluntary act of said corporation as the ___________ of ____________, a ____________, for the uses and purposes therein set forth and that he was duly authorized to execute the said instrument by the __________________ of said _________________.

     Given under my hand and seal, this ____ day of ____________, 1997.


                              __________________________________
                              Notary Public

                              My commission expires:____________

                                   EXHIBIT C
                                   ---------

                             OFFICER'S CERTIFICATE

                              [Insert Seller Name]


     I, _________________, hereby certify that I am the duly elected Senior Vice President and Assistant Secretary of ________________ ("_______________"), a
[insert description], and further certify as follows:

          1.  Attached hereto as Exhibit "A" is a true and correct copy of the
                                 -----------
     charter of ___________. There has been no amendment or other document filed affecting the charter of ___________ since _______________, and no such amendment has been authorized.

          2.  Attached hereto as Exhibit "B" is a true and correct copy of the
                                 -----------
     by-laws of _____________ as in full force and effect since ______________.

          3. No proceedings looking toward merger, consolida tion, liquidation, or dissolution of __________ are pending or contemplated.

          4. Each person who, as an officer or representative of ____________, signed (a) the Purchase Agreement, and (b) any other document delivered pursuant thereto or on the date hereof in connection with the Mortgage Loan Purchase Agreement dated ________, between __________, as seller, and ABN AMRO Mortgage Corporation, as Purchaser (the Purchase Agreement") was, at
                                                  ------------------
     the respective times of such signing and delivery, and is as of the date hereof duly elected or appointed, qualified and acting as such officer or representative, and the signatures of such persons appearing on such documents are their genuine signatures.

          5.  Attached hereto as Exhibit "C" is a true and correct copy of
                                 -----------
     resolutions adopted on ____________ by the Board of Directors of ____________ with respect to the authorization of ___________ to take such actions and enter into such agreements as are necessary to enter into the Purchase Agreement; said resolutions have not been amended, modified, annulled or revoked and are in full force and effect.

          6.  Attached hereto as Exhibit "D" is a Good Standing Certificate
                                 -----------
     issued by the _____________ Secretary of State's office as of ___________, 199_.

          7. ___________ has performed all obligations and satisfied all conditions on its part to be performed or satisfied under the Purchase Agreement on or prior to the Closing Date and no event has occurred which, with notice or passage of time, or both, would constitute a default under the Purchase Agreement.

All capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Purchase Agreement.

     IN WITNESS WHEREOF, I have hereunto signed my name.

Dated: ______________, 1997


                              ___________________________
                              By:________________________
                              Title:_____________________

     I, ___________________, Secretary of ____________________, a [insert description], hereby certify that _________________ is the duly elected, qualified and acting Senior Vice President and Assistant Secretary of ____________________ and that the signature appearing on the preceding page is her genuine signature.

     IN WITNESS WHEREOF, I have hereunto signed my name.
Dated:_________________, 1997


                                    ______________________________
                                    By:___________________________
                                    Title:  Secretary

                   [Opinion to be revised in accordance with general counsel's form of opinion letter]


                                  Exhibit D-1
                                  -----------

                     [Opinion of Seller's In-house Counsel
                        pursuant to Section 10(b)(iv)]
                                    -----------------



                             _______________, 1997



ABN AMRO Mortgage Corporation
181 West Madison Street, Suite 3250
Chicago, Illinois 60602

     Re: ABN AMRO Mortgage Corporation Purchase of Mortgage Loans
         --------------------------------------------------------

Ladies and Gentlemen:

     As General Counsel to ___________________, a _____________ ("Seller"), I
                                                                  ------
and attorneys working under my supervision have acted as counsel to _____________ in connection with the sale of Mortgage Loans by _____________ to ABN AMRO Mortgage Corporation (the "Purchaser") pursuant to a Mortgage Loan
                                    ---------
Purchase Agreement, dated as of _________________, 1997 (the "Purchase
                                                              --------
Agreement"), between the Purchaser and Seller.  This opinion is being delivered
---------
to the Purchaser pursuant to Section 10(b)(iv) of the Purchase Agreement.  All
                             -----------------
capitalized terms not otherwise defined herein have the meanings given them in the Purchase Agreement.

     In rendering the opinions set forth below, we have examined and relied upon originals or copies, certified or otherwise identified to our satisfaction, of the charter and by-laws of Seller, the Purchase Agreement and such corporate records, agreements or other instruments of Seller, and such certificates, records and other documents, agreements and instruments, including, among other things, certain documents delivered on the Closing Date, as we have deemed necessary and proper as the basis for our opinions. In connection with such examination, we have assumed the genuineness of all signatures, the authenticity of all documents, agreements and instruments submitted to us as originals, the conformity to original documents, agreements and instruments of all documents, agreements and instruments submitted to us as copies or specimens, the authenticity of the originals of such documents, agreements and instruments submitted to us as copies or specimens, the conformity to executed original documents of all documents submitted to us in draft and the

ABN AMRO Mortgage Corp.
____________, 1997
Page 2

accuracy of the matters set forth in the documents we reviewed. We have also assumed that all documents, agreements and instruments have been duly authorized, executed and delivered by all parties thereto. As to any facts material to such opinions that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of Seller as we have deemed necessary and proper as the basis for our opinions, including, among other things, the representations and warranties of Seller in the Purchase Agreement.

     Based upon the foregoing, I am of the opinion that:

     1.   Seller is a [__________________________________], duly organized, validly existing and in good standing under the laws of the State of Illinois and either is not required to be qualified to do business under the laws of any states where such qualification is necessary to transact the business contemplated by the Purchase Agreement, or is qualified to do business under the laws of any states where such qualification is necessary to transact the business contemplated by the Purchase Agreement, or the State of _________________], and Seller is duly authorized and has full corporate power and authority to transact the business contemplated by the Purchase Agreement.

     2. The Purchase Agreement has been duly authorized, executed and delivered by Seller and is a legal, valid and binding obligation of and is enforceable against Seller in accordance with its terms, except that the enforceability thereof may be subject to (A) bankruptcy, insolvency, receivership, conservatorship, reorganization, moratorium or other laws, now or hereafter in effect, relating to creditors' rights generally or the right of creditors of [federal savings banks], (B) general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law) and (C) limitations of public policy under applicable securities laws as to rights of indemnity and contribution under the Purchase Agreement.

     3. No consent, approval, authorization or order of any court or supervisory, regulatory, administrative or governmental agency or body is required for the execution, delivery and performance by Seller of or compliance by Seller with the Purchase Agreement, the sale of the Mortgage Loans or the consummation of the transactions contemplated by the Purchase Agreement.

ABN AMRO Mortgage Corp.
____________, 1997
Page 3


     4. Neither the execution and delivery by _____________ of the Purchase Agreement, nor the consummation by ______________ of the transactions contemplated therein, nor the compliance by Seller with the provisions thereof, will conflict with or result in a breach of any of the terms, conditions or provisions of Seller's charter or by-laws or board or shareholder's resolutions, or any agreement or instrument to which Seller is now a party or by which it is bound, or constitute a default or result in an acceleration under any of the foregoing, or result in the violation of any law, rule, regulation, order, judgment or decree to which Seller or its property is subject, which, in any of the above cases, would materially and adversely affect Seller's ability to perform its obligations under the Purchase Agreement.

     5. There is not an action, suit, proceeding or investigation pending, or, to the best of my knowledge, threatened against Seller which, either in any one instance or in the aggregate, would draw into question the validity of the Purchase Agreement or the Mortgage Loans or of any action taken or to be taken in connection with the obligations of Seller contemplated therein, or which would be likely to materially impair the ability of Seller to perform under the terms of the Purchase Agreement.

     The Opinions expressed herein are limited to matters of federal and _____________ law and do not purport to cover any matters as to which laws of any other jurisdiction are applicable. Except as expressly provided herein, this opinion is being furnished to you solely for your benefit in connection with the purchase of the Mortgage Loans, and it is not to be used, circulated, quoted or otherwise referred to for any purpose without my express written consent.

                                    Sincerely,


                                    ___________________________
                                    By:
                                    Title:  General Counsel

                                  Exhibit D-2
                                  -----------

                      [Opinion of Seller's Outside Counsel
                         pursuant to Section 10(b)(iv)]
                                     -----------------



                             _______________, 1997



ABN AMRO Mortgage Corporation
181 West Madison Street, Suite 3250
Chicago, Illinois 60602

     Re:  ABN AMRO Mortgage Corporation Purchase of Mortgage Loans
          --------------------------------------------------------

Ladies and Gentlemen:

     We have acted as special counsel to ____________________, a ___________________ ("Seller"), in connection with the sale of Mortgage Loans by
                      ------
Seller to ABN AMRO Mortgage Corporation (the "Purchaser") pursuant to a Mortgage
                                              ---------
Loan Purchase Agreement, dated as of __________, 1997 (the "Purchase
                                                            --------
Agreement"), between the Purchaser and Seller.  This letter is being delivered
---------
to the Purchaser pursuant to Section 10(b)(iv) of the Purchase Agreement.  All
                             -----------------
capitalized terms not otherwise defined herein have the meanings given them in the Purchase Agreement.

     In rendering the opinions set forth below, we have examined and relied upon copies, certified or otherwise identified to our satisfaction, of the Purchase Agreement, the form of Assignment of Mortgage attached as Exhibit A hereto, the
                                                          ---------
form of endorsement of the Mortgage Notes set forth in Exhibit A of the Purchase
                                                       ---------
Agreement (the "Mortgage Note Endorsement"), and such certificates, records and
                -------------------------
other documents, agreements and instruments, including, among other things, the documents and opinions delivered on the Closing Date, as we have deemed necessary as the basis for our opinions. In connection with such examination, we have assumed the genuineness of all signatures, the authenticity of all documents, agreements and instruments submitted to us as originals, the conformity to original documents, agreements and instruments of all documents, agreements and instruments submitted to us as copies or specimens and the authenticity of the originals of such documents, agreements and instruments submitted to us as copies or specimens. We have also assumed that all documents, agreements and instruments have been duly authorized, executed and delivered, and the terms and provisions thereof will be complied with, by all parties thereto. As to any facts material to such
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ABN AMRO Mortgage Corp.
____________, 1997
Page 2


opinions that we did not independently establish or verify, we have relied upon certificates of officers of Seller and the representations and warranties of Seller in the Purchase Agreement.

     In rendering the opinions below we do not express any opinion concerning the laws of any jurisdiction other than the substantive laws of the State of __________ and the federal laws of the United States of America. We have not examined the Mortgage Notes, the Mortgages, the Assignments of Mortgages, the Mortgage Note Endorsements or any other instruments, agreements or other documents in any Mortgage File (collectively, "Mortgage Documents") and we
                                               ------------------
express no opinion as to the conformity of any such Mortgage Document to the requirements of the Purchase Agreement.

     For purposes of this letter, we have assumed that (i) each Mortgage Note and each Mortgage was appropriately prepared and duly executed and delivered by the related Mortgagor, each Mortgage was appropriately recorded in the applicable jurisdiction, and any intervening endorsement of any Mortgage Note, and any intervening assignment of any Mortgage and recording thereof which was required in order to transfer to Seller ownership of the related Mortgage Loan, was obtained and completed; (ii) the amount of the consideration to be paid by the Purchaser to Seller for the Mortgage Loans constitutes value reasonably equivalent to the value of the Mortgage Loans; (iii) Seller is not selling the Mortgage Loans with any intent to hinder, delay or defraud any of its creditors;
(iv) neither Seller nor the Purchaser has been or will be a party to any fraud or illegality affecting any of the Mortgage Loans; (v) no fraud or mistake on the part of any party to the Agreement or any other agreement in connection with the transactions contemplated thereby has occurred or will occur; (vi) no party to the Purchase Agreement or any other agreement in connection with the transactions contemplated thereby has taken or will take any action which is unreasonable, arbitrary or capricious, or which is not taken in good faith or in a commercially reasonable manner, affecting the Mortgage Loans in connection with the transactions contemplated thereby; and (vii) the Trustee is not an affiliate of Seller.
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ABN AMRO Mortgage Corp.
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Page 3


     Based upon the foregoing, we are of the opinion that:

     1. The form of the Mortgage Note Endorsement, if properly incorporated on a Mortgage Note and duly executed and delivered together with such Mortgage Note against payment therefor, is sufficient to transfer the ownership of such Mortgage Note to the transferee thereof.

     2. The form of the Assignment of Mortgage, if duly executed, acknowledged and delivered, is sufficient to assign the beneficial interest under each Mortgage, if such Mortgage is properly described therein, to the transferee thereof.

     3. The sale of a Mortgage encumbering real estate located in ________________ will be effected under the laws of the State of
____________________ upon the last to occur of (a) the endorsement on the original of the related Mortgage Note by (or at the direction of or otherwise upon due authorization from) the transferor, as the owner of such Mortgage Note, and delivery of same to the transferee, (b) the delivery of the original of such Mortgage to the transferee, and (c) the due execution, acknowledgment and delivery of the Assignment of Mortgage to the transferee by (or at the direction or otherwise upon due authorization from) the transferor, as the owner and record holder of such Mortgage, in favor of the transferee, contemporaneously with the delivery of the original of the related Mortgage Notes.

     We are furnishing this letter to you solely for your benefit. This letter is not to be used, circulated, quoted or otherwise referred to for any other purpose except as anticipated on the Closing Date.

                                    Very truly yours,

                                    [INSERT NAME OF FIRM]


                                    By:___________________________

                                   EXHIBIT E
                                   ---------


                       Servicing and Custodial Agreement